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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  Form 8-K



                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 12, 2005



                           AMERITYRE CORPORATION
                       ----------------------------
        (Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                1501 Industrial Road, Boulder City, Nevada  89005
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                     (Address of principal executive office)


Registrant's telephone number, including area code: (702) 294-2689
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers


     On September 12, 2005, Steve M. Hanni, age 37, was appointed as a director of Amerityre Corporation (the "Company") by unanimous consent of the board of directors. There is no arrangement or understanding between Mr. Hanni and any other persons pursuant to which Mr. Hanni was selected as a director. Mr. Hanni has also been named to serve as chairman of the audit committee of the board.

     Mr. Hanni is currently a partner in the accounting firm of Stayner, Bates & Jensen, PC in Salt Lake City, Utah. He was formerly an audit partner with HJ & Associates, LLC from 1997 to 2001. Since November 2002, he also serves on a part-time basis as Chief Financial Officer for Emergency Filtration Products, Inc., Las Vegas, a public company that produces masks and filters for medical devices that are designed to reduce the possibility of transmission of contagious diseases, and distributes a blood clotting device for surgery, trauma and burn wound management. Emergency Filtration Products, Inc. is traded on the NASDAQ OTCBB under the symbol "EMFP". Mr. Hanni received his BA from Weber State University in 1993 and an MA in Accounting from Weber State University in 1994. He has worked extensively with small public companies in numerous industries.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       AMERITYRE CORPORATION


Date: September 15, 2005                /S/ Elliott N. Taylor, Executive VP